REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”), is dated August 5, 2010 among Kurtz Gravel Company, a Michigan corporation, Superior Holdings, Inc. (f/k/a Superior Redi-Mix, Inc.), a Michigan corporation, BWB, Inc. of Michigan, a Delaware corporation, Builders’ Redi-Mix, LLC, a Delaware limited liability company, and USC Michigan, Inc., a Delaware corporation (hereinafter sometimes collectively referred to as the “Joint Venture Partners”), U.S. Concrete, Inc., a Delaware corporation (“USC”), Superior Materials Holding, LLC, a Michigan limited liability company (“Superior”), and Edw. C. Levy Co., a Michigan corporation (“Levy”).

RECITALS

A.	Levy and the Joint Venture Partners are parties to an Operating Agreement with respect to Superior effective as of April 1, 2007 (the “Operating Agreement”);

B.	Levy, the Joint Venture Partners and Superior are parties to a Contribution Agreement dated March 26, 2007 (the “Contribution Agreement”);

C.	The parties formed Superior to manufacture and deliver ready-mix concrete and to produce and sell masonry block and related concrete products (including pre-cast concrete) (the “Business”);

D.
The parties have determined that it is in their best interests to enter into this Agreement pursuant to which Superior shall redeem all of the Joint Venture Partners’ Shares (as defined in the Operating Agreement) in Superior pursuant to the terms and conditions of this Agreement; and

E.
Superior anticipates that immediately before the Closing (as defined below), Superior will issue membership interests evidenced by 500 Shares (as defined in the Operating Agreement) (the “Issuance”) to a third party (such third party, to the extent it executes a Joinder Agreement in accordance with Section 16 hereof, the “New Joint Venture Partner”) that will become a party to the Operating Agreement (as defined below).

NOW, THEREFORE, the parties hereby agree as follows:

1.           Redemption.  Subject to the conditions and other terms of this Agreement, at the Closing Superior shall redeem all of the Joint Venture Partners’ Shares and the Joint Venture Partners shall transfer all of their Shares to Superior (the “Redemption”), free and clear of any liens, encumbrances, claims, security interests or rights whatsoever (excepting only those imposed by the Operating Agreement).

2.           Consideration.  The consideration for the Redemption is as follows:

a.
Subject to the proviso below, effective as of the Closing, Superior, Levy and the New Joint Partner, if applicable (each an “Indemnifying Party” and collectively, the “Indemnifying Parties”), shall jointly and severally indemnify, hold harmless and defend USC, the Joint Venture Partners, and each of their respective affiliates (including any affiliates or entities under common control with USC pursuant to Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)), shareholders, directors, officers, employees (each a “USC Indemnified Party”, and collectively, the “USC Indemnified Parties”) from and against all Adverse Consequences (as such term is defined in Annex A hereto) arising out of, relating to or resulting from any of the following:

i.
facts or circumstances that occur on or after the Closing and which relate to the post-closing ownership or operation of Superior (including, without limitation, those arising out of or relating to the Lease Agreement, dated as of April 30, 2003 (the “Comerica Agreement”), by and between Comerica Leasing Corporation (“Comerica”) and USC;

ii.
subject to the proviso below, the Agreement Approving Asset Sale with the Central States, Southeast and Southwest Areas Pension Fund, dated March 30, 2007 (the “Central States Agreement”), including without limitation (A) the USC Indemnified Parties’ share of any Agreed Amounts (as defined in the Central States Agreement) under paragraph 2 of the Central States Agreement that are attributable to a drop in CBUs (as defined in the Central States Agreement), whether with respect to periods prior to or after the Closing; and (B) the secondary liability obligations of the USC Indemnified Parties attributable to the pension contribution history of USC described in paragraphs 5 and 6 of the Central States Agreement;

iii.
USC’s obligation to provide retiree medical coverage to current and former Clawson employees of Superior and its affiliates pursuant to the collective bargaining agreement between Superior Materials, LLC and Teamster’s Local Union No. 614 (the “Union Employees”); and

iv.	the Issuance.

provided that to the extent such New Joint Venture Partner executes a Joinder Agreement in accordance with Section 16 below and the closing of the Issuance shall occur, Levy’s liability shall not exceed an amount equal to a percentage of such Adverse Consequences equal to Levy’s ownership interest in Superior as set forth in the Joinder Agreement and the liability of the New Joint Venture Partner shall not exceed an amount equal to a percentage of such Adverse Consequences equal to the New Joint Venture Partner’s ownership interest in Superior as set forth in the Joinder Agreement.  For the avoidance of doubt, Levy’s percentage interest of the Adverse Consequences together with the New Joint Venture Partner’s percentage of Adverse Consequences shall equal 100%.  USC and Joint Venture Partners represent and warrant that, as of the date hereof and as of the date of the Closing (the “Closing Date”), they are not aware of any facts or circumstances that could give rise to any obligations or liabilities of Superior, USC and/or the Joint Venture Partners under the Central States Agreement.

The indemnification provided in this Section 2.a. shall be subject to the terms set forth in Annex A hereto.

b.
Superior, Levy, USC and the Joint Venture Partners agree that the indemnification provided for in the Contribution Agreement for the matters set forth therein shall terminate as of the Closing and that none of Superior, Levy, USC or any Joint Venture Partner shall have any indemnification obligations under the Contribution Agreement effective as of the Closing.

c.
If Superior, Levy or the New Joint Venture Partner, if applicable, or the Joint Venture Partners or USC or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Superior, Levy or the New Joint Venture Partner, if applicable, or the Joint Venture Partners or USC, as the case may be, shall assume, in the case of Superior, Levy and the New Joint Venture Partner, all of the obligations set forth in Section 2.a, and in the case of the Joint Venture Partners and USC, all of the obligations set forth in Section 2.d.  In addition, provisions shall be made so that any such successors and assigns of Superior, Levy or the New Joint Venture Partner, if applicable, or the Joint Venture Partners or USC, as the case may be, shall be bound by the restrictions set forth in Section 9.

d.	The Joint Venture Partners and USC shall pay Superior the following:

(i)    At the Closing, $640,000;
(ii)   On or before January 1, 2011, $750,000; and
(iii)  On or before January 1, 2012, $750,000, clauses ii and iii as reflected in the Promissory Note attached as Annex B hereto (“Promissory Note”).

e.
Superior and Levy each hereby agree that the Guaranty made as of April 1, 2007 by USC in favor of Superior and Levy in connection with the Contribution Agreement (the “Guaranty”) shall be of no further force and effect and shall terminate as of the Closing and that USC shall have no obligations under the Guaranty or with respect to any Guaranteed Obligations (as defined in the Guaranty).

f.
Superior and USC each hereby agree that the Cement Rebate Agreement, effective as of April 1, 2007 (the “Rebate Agreement”), by and between Superior and USC shall be of no further force and effect and shall terminate as of the Closing and that USC shall have no obligations under the Rebate Agreement (including with respect to the payment of any amounts to the “Superior Group” in accordance with Section 3 of the Rebate Agreement).

g.
USC Michigan, Inc. (“USC Michigan”), Superior and Levy each hereby agree that effective as of the Closing, USC Michigan shall no longer be a party to that certain Supply Agreement, effective as of April 1, 2007 (the “Supply Agreement”), among USC Michigan, Superior and Levy, and that all of USC Michigan’s obligations under the Supply Agreement shall terminate as of the Closing.

h.	Levy and Superior hereby agree to take the actions set forth on Schedule I attached hereto.

i.
Without limiting the obligations of any Indemnifying Party under Section 2.a, Levy shall cause Superior to reimburse USC for all out-of-pocket costs and expenses associated with USC’s obligation to provide retiree medical coverage to the Union Employees.   As soon as practical after the Closing, but in no event later than March 31, 2011, Superior shall provide replacement retiree medical coverage to the Union Employees under a medical plan sponsored by Superior.

j.
The “Forbearance Date” (as defined in the Forbearance Agreement (the “Forbearance Agreement”), by and among USC, the Joint Venture Partners and Levy) is hereby terminated and of no further force or effect.  Levy shall have until 12:00 p.m. midnight Eastern Daylight Time on August 25, 2010 to exercise its rights under Section 5.4 of the Operating Agreement (“Section 5.4 End Date”).  If Levy does not exercise its rights under Section 5.4 of the Operating Agreement on or before the Section 5.4 End Date, all such rights shall be terminated and of no further force or effect as of the Section 5.4 End Date and Levy hereby waives its right to exercise such rights after the Section 5.4 End Date.

3.           Due Diligence Review.

a.           On and after the date hereof through August 16, 2010 (as may be extended from time to time by the mutual agreement of the parties, the “Due Diligence End Date”), as a condition to USC’s and the Joint Venture Partners’ obligations to consummate the Redemption, USC and the Joint Venture Partners will be conducting due diligence on the financial condition and operations of Levy and the New Joint Venture Partner, if applicable (the “Due Diligence Review”), based on materials to be provided by Levy and the New Joint Venture Partner, if applicable.  USC and the Joint Venture Partners have requested that Levy and the New Joint Venture Partner, if applicable, provide the materials set forth on Annex C hereto in connection with the Due Diligence Review.  In the event that either USC or any Joint Venture Partner is dissatisfied, in its sole discretion, with the results of the Due Diligence Review or is unable to complete the Due Diligence Review based on materials provided by Levy and the New Joint Venture Partner, if applicable, in connection with the Due Diligence Review, USC or any Joint Venture Partner may terminate this Agreement by providing written notice to the other parties hereto pursuant to Section 20(d), subject to the survival provisions contained herein; provided, that such notice must be provided by 12:00 p.m. midnight Eastern Daylight Time on the Due Diligence End Date.

b.           The financial information to be provided by Levy and the New Joint Venture Partner to USC and the Joint Venture Partners in connection with the Due Diligence Review shall be provided to a financial advisor reasonably acceptable to the parties to this Agreement; provided, that the parties to this Agreement hereby acknowledge and agree that any of Lazard, JPMorgan and Citigroup and any affiliate thereof are reasonably acceptable to them.  The Joint Venture Partners and USC shall be solely responsible for the costs and expenses relating to the retention of the financial advisor.  Any such financial advisor shall enter into a confidentiality agreement (the “Confidentiality Agreement”) with Levy and the New Joint Venture Partner reasonably satisfactory to Levy and the New Joint Venture Partner.  The Confidentiality Agreement shall authorize such financial advisor, its employees, agents, officers, directors and employees (collectively, the “Authorized Representatives”) to conduct the Due Diligence Review on behalf of USC and the Joint Venture Partners and to prepare and deliver an opinion to USC and the Joint Venture Partners summarizing their findings; provided, that the Authorized Representatives may not disclose the contents of the materials provided by Levy or the New Joint Venture Partner in the Due Diligence Review to USC or the Joint Venture Partners or any other third party (other than another Authorized Representative).

4.           Negotiation of Final Forms.

a.           From the date hereof through and including August 18, 2010 (as may be extended from time to time by the mutual agreement of the parties, the “Negotiation End Date”), the parties hereto shall endeavor to negotiate mutually acceptable forms of amendments, assignments or terminations with respect to each of the agreements set forth on Schedule II hereto (collectively with the agreement named on Schedule I attached hereto, the “Ancillary Agreements”) to which they are a party.

b.           On the Negotiation End Date, the parties hereto shall execute a counterpart to this Agreement (the “Supplement”) setting forth the final, agreed upon form of the amendment or assignment to or termination of, as applicable, each of the Ancillary Agreements (collectively, the “Final Forms”); provided, that the parties hereto may not reach agreement with respect to one or more Final Forms, in which case the related Ancillary Agreement(s) shall continue in full force and effect after the Closing (as in effect immediately prior to the Closing) and the parties shall not enter into the related Final Form(s).

c.           In the event that the parties hereto fail to (i) execute the Supplement or (ii) create a Final Form with respect to any Ancillary Agreement (as attached to a fully executed Supplement), in each case, on or prior to the Negotiation End Date, any party hereto may terminate this Agreement upon 10 days’ prior written notice to the other parties pursuant to Section 20(e), subject to the survival provisions contained herein.

5.           Issuance.

a.           In the event that Superior has not consummated the Issuance on or prior to September 30, 2010, Levy may terminate this Agreement by providing written notice to the other parties hereto pursuant to Section 20(f), provided that the notice must be provided by 12:00 p.m. midnight Eastern Daylight Time on September 30, 2010 (the “Issuance Agreement Deadline”).

b.           Subject to the satisfaction of the conditions in Section 6 below, the Joint Venture Partners and USC hereby approve the Issuance and the Redemption and will vote and/or cause to vote the Shares owned by the Joint Venture Partners in favor of the Issuance and the Redemption.

6.           Conditions to Closing.

a.           Superior’s obligation to close the Redemption shall be subject to satisfaction of the following conditions prior to or concurrently with the Closing, which conditions may be waived by Levy in its sole discretion:

i.
Levy’s and Superior’s consummation of the Issuance with the New Joint Venture Partner providing for the Issuance on terms satisfactory to Levy; provided, that if this condition is not met or waived on or before the Issuance Agreement Deadline, it shall no longer be applicable unless Levy has terminated this Agreement in accordance with Section 20(f) on or before the Issuance Agreement Deadline; and

ii.	USC and each Joint Venture Partner, as applicable, shall have executed and delivered to Levy counterparts to each Final Form to which it is a party.

b.           The obligations of the Joint Venture Parties to close the Redemption shall be subject to satisfaction of the following conditions prior to or concurrently with the Closing, which conditions may be waived by USC in its sole discretion:

i.
the approval by the U.S. Bankruptcy Court of the entry by USC into this Agreement and the other agreements, amendments and documents contemplated herein by August 20, 2010; provided, that USC may not waive this condition; and

ii.	Levy, Superior and the New Joint Venture Partner, as applicable, shall have executed and delivered to USC counterparts to each Final Form to which it is a party.

c.           The obligation of each of the parties is subject to the condition that no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

d.           USC and each of the Joint Venture partners hereby agree to use their commercially reasonable best efforts to obtain the approval by the U.S. Bankruptcy Court of the entry by USC into this Agreement and the other agreements, amendments and documents contemplated herein by August 20, 2010.

7.           Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 6, the closing of the Redemption (the “Closing”) shall take place at the offices of Honigman Miller Schwartz and Cohn LLP or such other location as agreed by the parties on a date specified by Levy at least 3 business days after Levy gives notice to USC and the Joint Venture Partners that Superior is prepared to consummate the Issuance.

8.           Operating Agreement.

(a)
Upon the Closing, the Joint Venture Partners and USC shall have no obligation under the Operating Agreement which arise from facts or circumstances that occur on or after the Closing and Kurtz shall no longer be the Tax Matters Partner (as defined in the Operating Agreement); provided that the obligations set forth in Section 6.7 of the Operating Agreement shall survive the Closing and all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date and rights to advancement of expenses relating thereto now existing in favor of any USC Indemnified Party as provided in the Operating Agreement or the organizational documents of any of Superior’s subsidiaries shall survive the Redemption and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such USC Indemnified Party.

(b)	The parties hereto acknowledge and agree that as of the date hereof and as of the Closing Date that:

i.
all Significant Transactions (as defined in the Operating Agreement) which occurred on or prior to the date hereof were approved by the Board of Directors of Superior (the “Board”) in accordance with Section 6.8 of the Operating Agreement;

ii.	each Joint Venture Partner has made all capital contributions which the Board requested it to make on or prior to the date hereof in accordance with Sections 8.01 and 8.02 of the Operating Agreement;

iii.
all distributions and allocations of profits and losses of Superior made to any member of Superior on or prior to the date hereof were made in accordance with the terms and provisions of the Operating Agreement; and

iv.
such party is not aware of any violation of Section 14.5 of the Operating Agreement (with respect to Company Opportunities (as defined in the Operating Agreement)) or Section 14.6 of the Operating Agreement (with respect to Confidential Information (as defined in the Operating Agreement)) by any Joint Venture Partner on or prior to the date of this Agreement or the Closing Date, as applicable.

(c)
In connection with the exercise by Levy of its Section 5.4 rights under Section 2(i) of this Agreement, USC and the Joint Venture Partners hereby (on behalf of itself and its affiliates) waive, release and agree not to assert any claim, defense or position that USC’s emergence from bankruptcy on or before the Section 5.4 End Date in any way adversely affects Levy’s right to exercise such rights.  Upon the consummation of the Closing, Levy hereby agrees to waive all of its rights under Section 5.4 of the Operating Agreement with respect to any period before, on or after the Closing.

9.           Non-Compete.  For a period of five (5) years after the Closing, the Joint Venture Partners and USC shall not compete with Superior by, indirectly or directly, engaging in, owning an interest in, making an investment in or becoming a creditor of, or providing any credit to, any business which conducts the Business in the State of Michigan.  Notwithstanding the foregoing, the restrictions in this Section 9 shall not prohibit any Joint Venture Partner, USC or any of their respective affiliates from disposing, transferring or selling any asset to any party (including for consideration consisting in whole or in part of debt instruments), supplying materials or supplies to any party (including on credit), purchasing materials or supplies from any party (including on credit) and leasing real and personal property to any party or from conducting their business as currently conducted as of the date of this Agreement and which does not constitute the Business.

10.           Entire Agreement/Merger.  This Agreement and the other agreements referenced herein (including the Ancillary Agreements, as amended, modified, waived or terminated in accordance with the terms hereof) represent the entire agreement of the parties with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect.  This Agreement (including any exhibit and schedule hereto, the Supplement and the Joinder) may not be changed orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11.           Headings.  The headings in this Agreement are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

12.           Counterparts/Headings.  This Agreement may be executed contemporaneously in one or more counterparts, each of which shall be deemed an original.  The article and section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

13.           Notices.  Any notice, request, information or other document to be given under this Agreement to any of the parties by the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

If to Levy or:	Edw. C. Levy Co.
8800 Dix Avenue
Detroit, Michigan 48209
Attention: Daniel M. Mergens

With copies to:	Honigman Miller Schwartz and Cohn, LLP
660 Woodward Avenue
Suite 2290 First National Building
Detroit, Michigan 48226
Attention: Patrick T. Duerr, Esq.

If to USC and the	U.S. Concrete, Inc.
Joint Venture Partners:	2925 Briarpark, Suite 1050
Houston, Texas 77042
Attention: Curt M. Lindeman

With copies to:	Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Carol Anne Huff
Patrick J. Nash, Jr.
Ross M. Kwasteniet

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner provided in this Agreement for giving notice.

14.           No Waiver.  No waiver of any agreement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach or of any other agreement or provision contained in this Agreement.  No extension of time for performance of any obligation or acts shall be deemed an extension of the time for performance of any other obligations or acts.

15.           Governing Law and Jurisdiction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.  The state courts in Oakland County, Michigan and the Federal Court in Wayne County, Michigan shall be the sole and exclusive forums for the resolution of any disputes arising from this Agreement, and the parties to this Agreement hereby submit to the personal jurisdiction and process of these courts.

16.           Assignability.  This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties; provided, that USC and the Joint Venture Partners agree that the New Joint Venture Partner may become a party to this Agreement upon execution of the Joinder Agreement prior to Closing; provided, further that such New Joint Venture Partner is reasonably satisfactory to USC; and provided, further, that USC and the Joint Venture Partners hereby agree that any proposed New Joint Venture Partner with respect to which they or any Authorized Representative have received any of the materials set forth on Annex C hereto prior to the Due Diligence End Date shall be reasonably satisfactory to USC, unless USC or the New Joint Venture Partners have terminated this Agreement pursuant to Section 20(d) on or prior to the Due Diligence End Date.

17.           Survival of Provisions.  The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing, and each of them shall be binding upon the other parties at all times after the execution of this Agreement, including after the Closing, and they shall be enforceable against the parties, including after the Closing.

18.           Severability.  If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity shall have no effect on the other provisions of this Agreement and shall remain valid, operative and enforceable.

19.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

20.           Termination.  This Agreement shall terminate upon the earlier of:  (a) September 30, 2010 if the Closing has not occurred by such date; (b) such time as the Joint Venture Partners or USC notify Levy that a condition to the Closing set forth in Section 6(b) or 6(c) has become incapable of fulfillment; (c) such time as Levy notifies USC and the Joint Venture Partners that a condition to the Closing set forth in Section 6(a) or 6(c) has become incapable of fulfillment; (d) the delivery of a written notice by USC to Levy on or prior to the Due Diligence End Date that it is terminating this Agreement pursuant to this Section 20(d) in connection with the Due Diligence Review; (e) the delivery of a written notice by USC or Levy to the other parties hereto on or prior to the Negotiation End Date that it is terminating this Agreement pursuant to this Section 20(e) in connection with the negotiation of the Final Forms and (f) the delivery of a written notice by Levy  to the other parties hereto on or prior to the Issuance Agreement Deadline that it is terminating this Agreement pursuant to this Section 20(f).  Notwithstanding any other term or provision of this Agreement to the contrary, in the event of the termination of this Agreement for any reason whatsoever, the provisions of Section 8(c) shall survive such termination and shall remain in full force and effect.

[signatures pages to follow]

IN WITNESS WHEREOF, the parties have executed this Redemption Agreement as of the date first above written.

Edw. C. Levy Co.,
a Michigan corporation

By:	/s/ Daniel M. Mergens

Its:	Vice President

Dated:	August 5, 2010

[Signature Page to Redemption Agreement]

Superior Materials Holding, LLC,
a Michigan limited liability company

By:	/s/ Jeffrey Spahr

Its:	President

Dated:	8/6/10

Kurtz Gravel Company,
a Michigan corporation

By:	/s/ Michael W. Harlan

Its:	Vice President

Dated:	8/5/10

Superior Holdings, Inc.,
f/k/a Superior Redi-Mix, Inc.,
a Michigan corporation

By:	/s/ Michael W. Harlan

Its:	Vice President

Dated:	8/5/10

BWB, Inc. of Michigan,
a Delaware corporation

By:	/s/ Carl Lindeman

Its:	Vice President

Dated:	8/5/2010

[Signature Page to Redemption Agreement]

Builders’ Redi-Mix, LLC,
a Delaware limited liability company

By:	/s/ Carl Lindeman

Its:	Vice President

Dated:	8/5/2010

USC Michigan, Inc.,
a Delaware corporation

By:	/s/ Michael W. Harlan

Its:	Vice President

Dated:	8/5/10

US Concrete, Inc.,
a Delaware corporation

By:	/s/ Carl Lindeman

Its:	Vice President

Dated:	8/5/2010

[Signature Page to Redemption Agreement]

ANNEX A

1.	The following terms shall have the following means as used in the Redemption Agreement and this Annex A;

‘‘Adverse Consequences’’ means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes (other than Taxes based upon the income of Superior for taxable periods prior to Closing), liens, losses, expenses, and fees, including court costs and attorneys’ fees and expenses.

‘‘Liability’’ means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

 ‘‘Tax’’ or ‘‘Taxes’’ means any federal, state, local, or non-U.S. gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

2.
If any third party notifies any USC Indemnified Party with respect to any matter (a ‘‘Third-Party Claim’’) that may give rise to a claim for indemnification against any Indemnifying Party under Section 2.a. of the Redemption Agreement, then the USC Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the USC Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

3.
Any Indemnifying Party will have the right to defend the USC Indemnified Party against the Third-Party Claim with counsel of his, her, or its choice satisfactory to the USC Indemnified Party so long as (A) the Indemnifying Party notifies the USC Indemnified Party in writing within 15 days after the USC Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the USC Indemnified Party from and against the entirety of any Adverse Consequences the USC Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the USC Indemnified Party with evidence acceptable to the USC Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the USC Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the USC Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

A-1

4.
So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with paragraph 3 above, (A) the USC Indemnified Party may retain separate co-counsel at his, her, or its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the USC Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the USC Indemnified Party (not to be unreasonably withheld).

5.
In the event any of the conditions in paragraph 2 above is or becomes unsatisfied, however, (A) the USC Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner his, her, or it may deem appropriate (and the USC Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the USC Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the USC Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim.

A-2

ANNEX B

This Note was originally issued on _________ ____,2010, and has not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold or transferred in the absence of such registration or qualification or an exemption therefrom under the securities act or any such state securities laws that may be applicable.

PROMISSORY NOTE

$1,500,000	_______, 2010

FOR VALUE RECEIVED, the undersigned, jointly and severally, (the “Makers”) promise to pay to the order of Superior Materials Holding, LLC (“Payee”), the principal sum of One Million, Five Hundred Thousand ($1,500,000) Dollars as follows:

1.           On or before January 1, 2011 - $750,000.

2.           On or before January 1, 2012 - $750,000.

3.           The interest on the principal sum shall be equal to 0%.

This Note may be prepaid, in whole or in part, without premium, penalty or additional interest.  Any costs, expenses or legal fees incurred by Payee in collecting amounts payable under this Note to which Payee is entitled shall be paid by the Makers.

This Note shall be governed by, and construed in accordance with, the laws of the State of Michigan.  The state courts in Oakland County, Michigan and the Federal Court in Wayne County, Michigan shall be the sole and exclusive forums for the resolution of any disputes arising from this Note, and the parties to this Note hereby submit to the personal jurisdiction and process of these courts.

This note may not be transferred or assigned by Payee without the Makers’ prior written consent.

Kurtz Gravel Company,
 a Michigan corporation

By:  _________________________

Its:  _________________________

Dated:  ______________________

Superior Holdings, Inc.,
 f/k/a Superior Redi-Mix, Inc.,
 a Michigan corporation

By:  _________________________

Its:  _________________________

Dated:  ______________________

BWB, Inc. of Michigan,
 a Delaware corporation

By:  _________________________

Its:  _________________________

Dated:  ______________________

Builders’ Redi-Mix, LLC,
 a Delaware limited liability company

By:  _________________________

Its:  _________________________

Dated:  ______________________

USC Michigan, Inc.,
 a Delaware corporation

By:  _________________________

Its:  _________________________

Dated:  ______________________

US Concrete, Inc.,
 a Delaware corporation

By:  _________________________

Its:  _________________________

Dated:  ______________________

ANNEX C

Subject Matters

1)	Historical audited financial statements;

2)	Most recent cash balances and borrowing capacity;

3)	Corporate entity organizational chart;

4)	Summary of current debt balances (including, letters of credit) and availability by facility;

5)	Most recent creditor presentation(s); and

6)	Details on historical and projected pension expenses and contributions (e.g., amounts and in what legal entities do these liabilities exist).

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ANNEX D

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) to the Redemption Agreement dated July 28, 2010 (the “Redemption Agreement”) by and among Kurtz Gravel Company, a Michigan corporation, Superior Holdings, Inc. (f/k/a Superior Redi-Mix, Inc.), a Michigan corporation, BWB, Inc. of Michigan, a Delaware corporation, Builders’ Redi-Mix, LLC, a Delaware limited liability company, and USC Michigan, Inc., a Delaware corporation (hereinafter sometimes collectively referred to as the “Joint Venture Partners”), U.S. Concrete, Inc., a Delaware corporation (“USC”), Superior Materials Holding, LLC, a Michigan limited liability company (“Superior”), and Edw. C. Levy Co., a Michigan corporation (“Levy”) is entered into this [] day of [] 2010.

Pursuant to Section 16 of the Agreement, USC, the Joint Venture Parties, Levy and [insert name] (the “New Joint Venture Partner”) hereby agree as follows:

[Insert name] hereby agrees that upon execution of this Joinder Agreement, it hereby is joined to and becomes a party to the Redemption Agreement and is subject to the obligations set forth in Section 2.a thereof as an Indemnifying Party as if it were an original party thereto; provided that this Joinder Agreement shall be of no force and effect unless the closing of the Issuance shall occur.  For purposes of Section 2.a, after giving effect to the Redemption, the percentage interest in Superior of [insert name] shall be []% and the percentage interest in Superior of Levy shall be []%.

This Joinder Agreement shall be construed and enforced in accordance with the laws of the State of Michigan.  The state courts in Oakland County, Michigan and the Federal Court in Wayne County, Michigan shall be the sole and exclusive forums for the resolution of any disputes arising from this Agreement, and the parties to this Agreement hereby submit to the personal jurisdiction and process of these courts.

All notices pursuant to the Redemption Agreement shall be sent to [insert name] at the address sort forth on its signature page hereto.

______________________________ [INSERT NAME & ADDRESS]

[Signature blocks for Superior, Levy, USC and JV Parties to follow]

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